Exhibit 99.1

Pacific Blue Energy Corp. Partners with Siliken Renewable Energy to Develop Sunshine Solar Farm

PHOENIX, June 24 /PRNewswire-FirstCall/ - Pacific Blue Energy Corp. (OTCBB:PBEC.ob - News), a publicly traded developer of renewable energy projects, will be partnering with Siliken Renewable Energy to build the Sunshine Solar Farm. Together, the companies will submit a bid to a local utility to develop a 15 MW solar farm on 154.3 acres near Flagstaff, Arizona. As a leading designer and builder of some of the world's largest Photovoltaic (PV) solar farms, Siliken has made its mark as a leading manufacturer of photovoltaic modules for stand-alone and grid-connected installations for residential and commercial projects.

"Siliken has been looking to expand its presence in the U.S. and has identified PBEC as the perfect partner to make this happen," says PBEC CEO Joel Franklin. "We are thrilled to have Siliken join our development team to fulfill our vision for the Sunshine Solar Farm."

The Sunshine Solar Farm is located 30 miles east of Flagstaff in Coconino County. The site can support as much as 20 megawatts of solar electricity generation - using either a fixed tilt or a single axis tracking system, both of which have been developed by Siliken. A megawatt is equivalent to one million watts of electricity and can power between 180 and 350 homes per year, depending on usage patterns.

At an elevation of 5300 feet, the Sunshine Solar Farm land benefits from cooler, high desert temperatures that can increase the photovoltaic efficiencies of solar panels. Soil tests show that the land is well suited to support the foundations for a solar panel racking system - with minimal costs. For every 5 MW, a solar farm requires roughly 25,000 photovoltaic panels on racks.

"As one of the preferred companies in the PV industry, Siliken is making a strategic effort to diversify our activities and further commit to new sources of renewable energy, including solar power," says Kevin Davies, Director of Operations of Siliken Renewable Energy, Inc. "Partnering with companies like PBEC helps us to meet our goals to expand in the United States and it opens the door for us to develop more PV solar projects in the Southwest."

About Pacific Blue Energy Corp.

Pacific Blue Energy Corp. (PBEC) is a publicly traded solar energy company that seeks to build and manage large renewable energy projects. PBEC's goal is to maximize shareholder value through select property acquisition, timely renewable energy facility construction and informed management of those projects. Headquartered in Arizona, one of the prime solar energy markets in the United States, PBEC is positioned to take advantage of technological advances that will drive the coming surge in the U.S. solar generated electricity market.

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